THIS DOCUMENT IS A COPY OF THE FORM 8-A FILED ON APRIL 3, 2012 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TCP CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	45-4939179
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172669

Securities to be registered pursuant to Section 12(b) of the Act: Common Stock, $0.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of TCP Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Shares” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-172669), filed with the Securities and Exchange Commission on March 8, 2011 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

a.	Certificate of Incorporation*
b.	By-Laws**

*    Incorporated herein by reference to Exhibits (a)(2) to the Company’s pre-effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-172669), filed on May 13, 2011.

**    Incorporated herein by reference to Exhibit (b)(2) to the Company’s pre-effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-172669), filed on May 13, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TCP CAPITAL CORP.
(Registrant)

Dated: April 2, 2012	By:	/s/ Howard M. Levkowitz
		Name:	Howard M. Levkowitz
		Title:	Chief Executive Officer